UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities
Item 7.01	Regulation FD Disclosure

Crown Bridge Partners, LLC

On June 9, 2017, the Company entered into a Securities Purchase Agreement (“CROWN SPA”) with Crown Bridge Partners, LLC (“CBP”), providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $100,000 (the “CBP Notes”), with the first note being in the amount of $50,000 (“CBP First Note”) and the second note being in the amount of $50,000 (“CBP Back End Note” and with the CBP First Note, the “CBP Notes”), each with a 8% original issue discount. CBP First Note was funded, with the Company receiving $42,500, net of the 10% original issue discount and legal fees. With respect to CBP Back End Note, also with a 10% original issue discount, CBP issued a note to the Company in the amount of $50,000 to offset CBP Back End Note, secured by CBP Back End Note (“Secured Note”). The funding of CBP Back End Note is subject to certain conditions as described in CBP Back End Note. CBP is required to pay the principal amount of the Secured Note in cash and in full prior to executing any conversions under CBP Back End Note.

The CBP Notes may be converted by CBP at any time into shares of Company’s common stock calculated at the time of conversion, except for CBP Back End Note, which requires full payment of the Secured Note by CBP before conversions may be made, at a conversion price equal to 55% of the average of the three lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC Markets which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the twenty (20) prior trading days including the day upon which a Notice of Conversion is received by the Company. In the event the Company experiences a DTC “Chill” on its shares or the market price is below $0.25, the conversion price shall be decreased to 45%. If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the Variable Conversion Price is equal to or lower than $0.01, then an additional fifteen percent (15%) discount shall be factored into the Variable Conversion Price until the CBP Notes are no longer outstanding. In no event shall the CBP be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by CBP and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

The CBP Notes bear an interest rate of 8%, and are due and payable one year from issuance. Interest shall be paid by the Company in Common Stock (“Interest Shares”). Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice. The Secured Note bears interest at the rate of 8% per annum is payable no later than May 8, 2018, unless the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act, in which case CBP may declare the CBP Back End Note to be in Default (as defined in that note) and cross cancel its payment obligations under the Secured Note as well as the Company’s payment obligations under CBP Back End Note.

During the first six months, the CBP Notes is in effect, the Company may redeem the CBP Notes by paying to an amount equal to 135% of the face amount plus any accrued interest during the first 90 days after issuance and 150% of the face amount plus any accrued interest from day 91 through day 180 after issuance. The CBP Notes may not be prepaid after the six-month anniversary.

The CROWN SPA and CBP Notes contain certain representations, warranties, covenants and events of default. In the event of default, at the option of CBP and in CBP’s sole discretion, CBP may consider the Notes immediately due and payable. Until the CBP Notes are paid off or converted, CBP will hold a right of first refusal on any financing.

Eagle Equities, LLC

On June 8, 2017, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC, an accredited investor (“Eagle Equities”), pursuant to which the Company issued Eagle Equities two convertible notes.  The first note, due June 8, 2018 in the principal amount of $50,000 (“Eagle Equities Note 1”), was issued in exchange for $50,000 in cash.  The second note, due June 8, 2018 in the principal amount of $50,000 (“Eagle Equities Note 2” and, together with Eagle Equities Note 1, the “Eagle Equities Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Eagle Equities in the amount of $50,000 (“Eagle Equities Payment Note”).  The Eagle Equities Payment Note is due on February 8, 2018, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both Eagle Equities Note 2 and the Eagle Equities Payment Note may be cancelled.  The Eagle Equities Payment Note is secured by the Eagle Equities Note 1.

Interest on the Eagle Equities Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the Eagle Notes until maturity.  We have the right to repay the Eagle Notes at any time during the first six months of the notes at a rate of 130% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 120, and 140% of the unpaid principal amount between days 121 and 180.  The Eagle Notes may not be prepaid after the 180th day.

Eagle Equities may convert the outstanding principal on the Eagle Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 45% instead of 55% while that “Chill” is in effect. In no event shall Eagle Equities be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Eagle Equities and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

JSJ Investments, Inc.

On June 8, 2017, the Company closed a financing with JSJ Investments Inc. (“JSJ”), whereby the Company issued a Convertible Promissory Note dated June 7, 2017 in the aggregate principal amount of $50,000 (the “JSJ Note”). The JSJ Note has been funded, with the Company receiving net proceeds of $45,000 (net of original issue discount). The JSJ Note bears an interest rate of 12%, which is payable in the Company’s common stock (“Interest Shares”) based on the Conversion Formula (as defined below), and is due and payable before or on March 7, 2018. The JSJ Note may be converted by JSJ at any time into shares of Company’s common stock at a price equal a 45% discount to the lowest trading prices of the Company’s common stock as reported on the OTCQB for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. The Company may pay the JSJ Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium at any time on or prior to the date which occurs 180 days after the issuance date hereof (the “Prepayment Date”). Until the 90th day after the issuance date the Company may pay the principal at a cash redemption premium of 135%, in addition to outstanding interest, without the Holder’s consent. From the 91st day though day 120, the amount to be repaid is 140% and from day 121 through the Prepayment Date, the amount to be repaid is 150%. In no event shall JSJ be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by JSJ and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

The notes are a long-term debt obligation that is material to the Company. The notes may be prepaid in accordance with the terms set forth therein.

The issuance of the notes set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

Regulation FD

On June 12, 2017, the Company circulated a white paper titled “Guardian – Global Tracking Technology”.  A copy of the description is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

4.1	Securities Purchase Agreement entered with Crown Bridge Partners, LLC dated June 9, 2017
4.2	Convertible Promissory Note dated June 9, 2017 issued to Crown Bridge Partners LLC
4.3	Convertible Promissory Note Back End Note dated June 9, 2017 issued to Crown Bridge Partners LLC
4.4	Collateralized Secured Promissory Note Back End Note dated June 9, 2017 issued to Crown Bridge Partners LLC
4.5	Securities Purchase Agreement entered with Eagle Equities, LLC dated June 9, 2017
4.6	Convertible Promissory Note issued to Eagle Equities, LLC dated June 9, 2017
4.7	Convertible Promissory Note issued to Eagle Equities, LLC dated June 9, 2017 (Back End Note)
4.8	Form of Collateralized Secured Promissory Note dated June 9, 2017 issued by Eagle Equities, LLC
4.9	Convertible Promissory Note dated June 7, 2017 issued to JSJ Investments Inc.
99.1	Guardian – Global Tracking Technology

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:	/s/ Michael Murray
Name: Michael Murray
Title: CEO

Date:	June 13, 2017
Santa Monica, California